UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2017

TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2017 Executive Officer Compensation
On February 23, 2017, the Board of Directors of TRI Pointe Group, Inc. (the “Company”) approved annual cash performance awards and long-term incentive awards of restricted stock units (“RSUs”) to the Company’s Chief Executive Officer, President, Chief Financial Officer, General Counsel and Chief Accounting Officer (collectively, the “Executive Officers”).
The cash performance awards were granted pursuant to the Company’s 2013 Long-Term Incentive Plan, as amended, with a performance period of January 1, 2017 to December 31, 2017. The payout amounts, if any, will be based on the Company’s level of achievement of specified threshold, target and maximum pre-tax income objectives. At threshold, target and maximum performance, the payout amounts will equal 50%, 100% and 200% of the annual incentive targets, respectively. The annual incentive targets of each Executive Officer are summarized in the table below.
The long-term incentive awards of RSUs were also granted pursuant to the Company’s 2013 Long-Term Incentive Plan. The target values of the long-term incentive awards granted to the Executive Officers are summarized in the table below. The Company’s Chief Executive Officer, President, and Chief Financial Officer (the “Founding Executives”) were granted a mix of performance-based and time-based RSUs, with 60% of the awards in the form of performance-based RSUs and 40% of the awards in the form of time-based RSUs. The performance-based RSUs are allocated in equal parts to two separate performance metrics: (1) total stockholder return (“TSR”), with vesting based on the Company’s TSR relative to its peer-group homebuilders; and (2) earnings per share (“EPS”). The performance period for these performance-based RSUs is January 1, 2017 to December 31, 2019. The vesting, if at all, of the performance-based RSUs will be based on the Company’s level of attainment of specified threshold, target and maximum performance objectives. With respect to the performance-based RSUs allocated to each performance metric, (1) at threshold performance the Founding Executives will vest in a number of performance-based RSUs equal to 50% of the target value of such RSUs divided by the market price of the Company’s common stock on the grant date, (2) at target performance the Founding Executives will vest in a number of performance-based RSUs equal to 100% of the target value of such RSUs divided by the market price of the Company’s common stock on the grant date, and (3) at maximum performance the Founding Executives will vest in a number of performance-based RSUs equal to 200% of the target value of such RSUs divided by the market price of the Company’s common stock on the grant date. The Company’s General Counsel and Chief Accounting Officer were granted solely time-based RSUs. The time-based RSUs granted to the Executive Officers vest one-third each year beginning on the first anniversary of the grant date of the RSUs.
The foregoing is a brief summary of the terms of those cash performance awards and long-term incentive awards of RSUs, and is qualified in its entirety by reference to the forms of award agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference into this Item 5.02.
The Board of Directors also approved increases in the base salaries of the Company’s Chief Executive Officer, President, Chief Financial Officer, General Counsel and Chief Accounting Officer in the amounts of $75,000, $70,000, $50,000, $25,000 and $20,000, respectively.
The foregoing description of Executive Officer target compensation is summarized in the table below.

	Annualized Base Salary	Annual Incentive Targets	Long-Term Incentive Award Target Values
Executive			Performance-Based RSUs	Time-Based RSUs
Douglas F. Bauer (CEO)	$775,000	$1,085,000	$1,560,000	$1,040,000
Thomas J. Mitchell (President)	$745,000	$1,043,000	$1,500,000	$1,000,000
Michael D. Grubbs (CFO)	$600,000	$720,000	$720,000	$480,000
Bradley W. Blank (GC)	$410,000	$307,500	-	$316,859
Glenn J. Keeler (CAO)	$280,000	$210,000	-	$230,443

Item 8.01	Other Events.

On February 23, 2017, the Board of Directors of the Company approved a stock repurchase program (the “Repurchase Program”), authorizing the repurchase of the Company’s common stock with an aggregate value of up to $100 million through March 31, 2018. Repurchases of the Company’s common stock may be made in open-market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Repurchase Program does not obligate the Company to repurchase any particular amount or number of shares of common stock, and it may be modified, suspended or discontinued at any time. The timing and amount of repurchases, if any, will be determined by the Company’s management at its discretion based on a variety of factors, such as the market price of the Company’s common stock, corporate requirements, general market and economic conditions and legal requirements.
On February 28, 2017, the Company issued a press release announcing the stock repurchase authorization. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Performance-Based Cash Award Agreement
10.2	Form of Performance-Based Restricted Stock Unit Award Agreement (total shareholder return)
10.3	Form of Performance-Based Restricted Stock Unit Award Agreement (earnings per share)
10.4	Form of Time-Vested Restricted Stock Unit Award Agreement
99.1	Press Release dated February 28, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2017

TRI Pointe Group, Inc.

By:	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance-Based Cash Award Agreement
10.2	Form of Performance-Based Restricted Stock Unit Award Agreement (total shareholder return)
10.3	Form of Performance-Based Restricted Stock Unit Award Agreement (earnings per share)
10.4	Form of Time-Vested Restricted Stock Unit Award Agreement
99.1	Press Release dated February 28, 2017